UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 24, 2013
Date of Report (Date of earliest event reported)

1st Financial Services Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Jack Street, Hendersonville, North Carolina	28792
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 8.01 Other Matters	3

Signatures	4

2

Item 8.01    Other Matters

At the Annual Meeting of Stockholders today, Chief Executive Officer Michael G. Mayer will address the shareholders.  During his comments, Mayer is expected to provide the following information about the anticipated financial results of the Corporation for 2013.

●
Loan demand remains weak and we do not see signs of significant improvement. We will continue to look at all our markets for loan opportunities, including our Charlotte market. Net interest income and the net interest margin are expected to contract as loan repayments exceed net new originations, resulting in a shift from higher-yielding loans to lower-yielding securities. We are exposed to greater interest rate sensitivity and rising interest rates are expected to compress our net interest margin. Rising interest rates have and will result in unrealized losses in our securities portfolio;

●	Provision for loan loss expense is anticipated to be lower for the full-year 2013, as compared to 2012;
●	Mortgage services revenue is projected to decrease in 2013, compared to 2012, as we expect lower refinancings as interest rates rise;
●	Securities gains are expected to be nominal in 2013, compared to 2012;
●	Service charge revenue may decline as new regulations impose additional restrictions;
●	Noninterest expense is anticipated to decline by over $800,000 for the year 2013 due to reduced problem loan and foreclosed asset expense, as compared to 2012;
●	The Corporation’s nonperforming assets currently total $35 million and it is expected nonperforming assets will fall below $32 million by year-end 2013;
●
We are not experiencing significant additions to nonperforming assets, yet we still have concerns about macroeconomic factors and the effect these factors could have on our asset quality and our profitability;

●	We continue to sell foreclosed real estate, yet we have several large properties that we anticipate will take longer to liquidate;
●	The Corporation believes it will experience continued quarterly profits throughout 2013;
●	Recapture of any portion of the valuation allowance against our deferred tax asset would add further to the Corporation’s profitability for 2013;
●
The Corporation’s anticipated profitability would serve as a source of capital, yet not in an amount sufficient to improve our regulatory capital ratios to the levels required by our regulatory enforcement actions.  Without additional capital, we will not be able to remove our regulatory restrictions; and

●	The Corporation continues to explore strategic alternatives.

Factors That May Affect Future Results

The previous discussion contains certain forward-looking statements about the Company’s financial condition and results of operations, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.  Those statements may be identified by the use of terms such as “may”, “will”, “should”, “could,” “plans”, “intends”, “anticipates”, “expects”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) there is substantial doubt about the ability of 1st Financial to continue as a going concern; (2) 1st Financial and its subsidiary, Mountain 1st Bank and Trust Company (the Bank) may be subject to additional, heightened enforcement actions, and ultimately the Bank may be placed under conservatorship or receivership if we do not raise additional capital or otherwise comply with the Consent Order (the Consent Order) with the Federal Deposit Insurance Corporation (FDIC) and the North Carolina Commissioner of Banks (the Commissioner) and the Written Agreement (the Written Agreement), with the Federal Reserve Bank of Richmond (Federal Reserve Bank), or if our condition deteriorates; (3) we need to raise additional capital in the future in order to satisfy regulatory requirements, but that capital may not be available when it is needed; (4) the impact of the extensive reforms enacted in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), the precise nature, extent, and timing of many of these reforms and the impact on us is still uncertain; (5) competitive pressure among depository institutions increases significantly; (6) further credit quality deterioration, which could cause an increase in the provisions for loan losses; (7) general economic conditions, particularly those affecting real estate values, either nationally or in the market area in which we do or anticipate doing business, are worse than expected; (8) regulatory limitations or prohibitions with respect to the operations or activities of the Company and/or the Bank; (9) revenues are lower than expected; (10) the availability of and/or an unexpectedly high cost of additional capital; (11) the effects of the FDIC deposit insurance premiums and assessments; (12) the effects of and changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (13) volatility in the credit or equity markets and its effect on the general economy; (14) demand for the products or services of the Company, as well as its ability to attract and retain qualified people; (15) the effect of other requirements in the Consent Order and the Written Agreement to which we are subject and any further regulatory actions; (16) the costs and effects of legal, accounting, and regulatory developments and compliance, including the Consent Order and the Written Agreement; and (17) premiums for D&O insurance may increase: we may be unable to renew our D&O insurance policy on acceptable terms.  See also those risk factors identified in the section headed “Risk Factors”, beginning on page 18 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (SEC) on March 5, 2013 (the Annual Report).  The Company undertakes no obligation to update any forward-looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: June 24, 2013	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Executive Vice President &
Chief Financial Officer

4